As filed with the Securities and Exchange Commission

                         April 27, 2000

                     Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933

              DEVELOPED TECHNOLOGY RESOURCE, INC.

     (Exact name of registrant as specified in its charter)

     Minnesota                          41-1713474
     (State or other jurisdiction       (I.R.S. Employer
     of incorporation or organization)  Identification No.)

     7300 Metro Boulevard, Suite 550
     Edina, Minnesota                                  55439
     (Address of Principal Executive Offices)          (Zip Code)


   DEVELOPED TECHNOLOGY RESOURCE, INC. 1992 STOCK OPTION PLAN
   DEVELOPED TECHNOLOGY RESOURCE, INC. 1997 OUTSIDE DIRECTORS
                        STOCK OPTION PLAN
                    (Full title of the plans)

     LeAnn H. Davis                     Copy to:
     Chief Financial Officer            Robert A. Minish
     7300 Metro Boulevard, Suite 550    Hinshaw & Culbertson
     Edina, Minnesota 55439             3100 Piper Jaffray Tower
                                        222 South Ninth Street
                                        Minneapolis, Minnesota 55402

     (Name and address of agent for service)
     (952) 820-0022
     (Telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public:
from time to time after the effective date of this Registration
Statement.


                CALCULATION OF REGISTRATION FEE


                          Proposed    Proposed
 Title of                 Maximum     Maximum
Securities     Amount     Offering    Aggregate  Amount of
  to be        to be      Price       Offering  Registration
Registered   Registered   Per Share(1) Price(1)     Fee

Common Stock
($.01 par
value)  (3)   400,000 (2)   $1.625    $650,000    $171.60

Common Stock
($.01 par
value)  (4)    85,000 (2)   $1.625    $138,125    $ 36.47




(1)Estimated  solely  for purposes of computing the  registration
   fee.   In  accordance with  Rule 457, the price is the average
   of the high and low prices per share of Common Stock on the OTC Bulletin Board on April 21, 2000.

(2)There are also registered hereunder, pursuant to Rule 416, such indeterminable number of shares of common stock as may be issued under the anti-dilution provisions of the Plan.

(3)To be registered pursuant to the Developed Technology
   Resource, Inc. 1992 Stock Option Plan.

(4)To be registered pursuant to the Developed Technology
   Resource, Inc. 1997 Outside Directors Stock Option Plan.





                            PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The  following  documents of Developed Technology Resource,  Inc.
("DTR"  or  the  "Company")  which  have  been  filed  with   the
Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)the  Company's Annual Report on Form 10-KSB for the year ended
   December 31, 1999;

(b)all other reports filed by DTR pursuant to Sections 13 or 15(d) of the Exchange Act after December 31, 1999; and

(c)the  description  of  DTR's  Common  Stock  contained  in  any
   Registration  Statement  of  the  Company  filed   under   the
   Exchange Act and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

Hinshaw & Culbertson has provided the opinion on the legality of the securities being registered. Roger W. Schnobrich, a director of DTR, is a partner with Hinshaw & Culbertson.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company provide that the Company shall indemnify the directors and officers of the Company against liability (and expenses related thereto) arising out of their status as directors and officers to the extent permitted by law. Additionally certain indemnification rights are available under the Minnesota General Corporation Law ("MCL") to officers and directors to the extent they are successful in the defense of any proceeding to which they were a party by virtue of their position as a director or officer.

Further, as permitted by the MCL, the Articles of Incorporation of the Company include a provision limiting the personal liability of its directors for monetary damages for certain breaches of their duties as directors to the extent permitted under the MCL. The Company also maintains a directors' and officers' liability policy which insures such person against claims arising from certain acts or decisions by them in their capacities as directors and officers of the Company, subject to certain exclusions and deductible and maximum amounts.

Such limitation of liability pursuant to state law does not affect liability, if any, arising under the federal securities laws. Further, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to contractual provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

Exhibit Number           Description

4.5         Developed Technology Resource, Inc. 1992
            Stock  Option Plan as amended and restated  effective
            September 30, 1996.(a)

4.6         Developed Technology Resource, Inc. 1997
            Outside   Directors  Stock  Option   Plan   effective
            November 1, 1997.(b)

5.1         Opinion   and  Consent  of  Hinshaw  &  Culbertson.

23.1        Consent of Hinshaw & Culbertson (included in Exhibit 5.1).

23.2        Consent of KPMG LLP

23.3        Consent of Deloitte & Touche LLP

24.1        Powers of Attorney
_________________________________________________________________

(a)Incorporated by reference to exhibit number 10.4 included in the Company's Quarterly Report on Form 10-QSB filed with the Commission for the first fiscal quarter ended January 31, 1998.

(b)Incorporated by reference to exhibit number 10.44 included with the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended October 31, 1997.

ITEM 9.     UNDERTAKINGS

A. Post-Effective Amendments

The Company hereby undertakes:

(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)           To  include  any  prospectus  required  by  Section
10(a)(3) of the Securities Act of 1933;

(ii)         To  reflect  in the prospectus any facts  or  events
   arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate-offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)        To include any material information with respect  to
   the  plan  of  distribution not previously  disclosed  in  the
   Registration   Statement  or  any  material  change   in   the
   information set forth in the Registration Statement.

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 27, 2000.

                         DEVELOPED TECHNOLOGY RESOURCE, INC.

                            By /s/ John P. Hupp

                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By /s/ John P. Hupp                         Dated: April 27, 2000

   Chief Executive Officer


By /s/ LeAnn H. Davis                       Dated: April 27, 2000

   Chief Financial Officer


By /s/ John P. Hupp                         Dated: April 27, 2000

   Director


By /s/ Roger W. Schnobrich                  Dated: April 27, 2000

   Director


By /s/ Peter L. Hauser                      Dated: April 27, 2000

   Director

                         EXHIBIT INDEX

Exhibit
Number      Description                                            Page


4.5         Developed Technology Resource, Inc. 1992 Stock Plan
            as  amended  and  restated  effective  September  30,
            1996.                                                  (a)

4.6         Developed Technology Resource, Inc. 1997 Outside
            Directors  Stock  Option Plan effective  November  1,
            1997.                                                  (b)

5.1         Opinion and Consent of Hinshaw & Culbertson   Filed Electronically

23.1        Consent of Hinshaw & Culbertson               Filed Electronically
            (included in Exhibit 5.1).

23.2        Consent of KPMG LLP                           Filed Electronically

23.3        Consent of Deloitte & Touche LLP              Filed Electronically

24.1        Power of Attorney                             Filed Electronically


_______________________________________________________________________

(a)Incorporated by reference to exhibit number 10.4 included in the Company's Quarterly Report on Form 10-QSB filed with the Commission for the first fiscal quarter ended January 31, 1998.

(b)Incorporated by reference to exhibit number 10.44 included with the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended October 31, 1997.